[Thrivent Financial letterhead]

February 27, 2003

Thrivent Financial for Lutherans
625 Fourth Avenue South
Minneapolis, MN 55415

Ladies and Gentlemen:

This opinion is furnished in connection with filing a registration  statement on
Form N-6 ("Registration  Statement") with the Securities and Exchange Commission under  the  Securities  Act of  1933,  as  amended,  (the  "1933  Act")  and the
Investment Company Act of 1940. This Registration Statement is being filed by LB
Variable Insurance Account I (the "Separate Account") with respect to individual variable life insurance contracts (the "Contracts") issued by Thrivent Financial for Lutherans  ("Thrivent  Financial").  The Separate Account was established by the Board of Directors of Lutheran  Brotherhood  ("LB") and has been transferred to  Thrivent  Financial  as a  result  of the  merger  of LB with  and  into Aid
Association for Lutherans on January 1, 2002.

I have examined  documents relating to the establishment of the Separate Account by the Board of Directors of Thrivent  Financial,  the form of the  Registration
Statement,  and  such  other  documents  and  matters  of law  as I have  deemed necessary for this opinion. It is my opinion that:

1.   Thrivent  Financial is a fraternal benefit society organized under the laws of the State of Wisconsin.

2.   Effective  January  1, 2002,  the  Separate  Account is a separate  account validly existing pursuant to the laws of the State of Wisconsin.

3.   The portion of the assets held in the  Separate  Account  equal to reserves and other Contract liabilities with respect to the Separate Account are not chargeable  with  liabilities  arising out of any other  business  Thrivent
     Financial may conduct.

4.   The Contracts,  when issued as contemplated by the  Registration  Statement and in  compliance  with  applicable  local law,  will be legal and binding obligations  of  Thrivent  Financial  in  accordance  with the terms of the
     Contracts.

I consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ John C. Bjork

John C. Bjork
Senior Counsel